Exhibit 3.22

21 170 9095	SOSID: 594940 Date Filed: 6/20/2001 11:15 AM Elaine F. Marshall North Carolina Secretary of State

ARTICLES OF ORGANIZATION

OF

LEXCOM LD ACQUISITION COMPANY, LLC

(a limited liability company)

Pursuant to §57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1. The name of the limited liability company is: LEXCOM LD ACQUISITION COMPANY, LLC.

2. There shall be no limit on the duration of the limited liability company.

3. The name and address of the sole organizer executing these articles of organization is as follows:

Jerry W. Amos

Bank of America Corporate Center

Suite 3350

100 North Tryon Street

Charlotte, North Carolina 28202-4000

4. The street address and county of the initial registered office of the limited liability company is:

200 North State Street

Lexington, North Carolina 27293

Davidson County

5. The mailing address if different from the street address of the initial registered office is:

Post Office Box 808

Lexington, North Carolina 27293-0808

Davidson County

6. The name of the initial registered agent is:

Richard G. Reese

7. Except as provided in Section 57C-3-20(a) of the North Carolina General Statutes, the members of this limited liability company shall not be managers by virtue of their status as members.

8. To the fullest extent permitted by the North Carolina Limited Liability Company Act as it exists or may hereafter be amended, no person who is serving or has served as a manager of the limited liability company shall be personally liable to the limited liability company or any of its members for monetary damages for breach of duty as a manager. No amendment or repeal of this article, nor the adoption of any provisions to these Articles of Organization inconsistent with this article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal or adoption.

9. These articles will be effective upon filing.

This the 18th day of June, 2001.

/s/ Jerry Amos
Jerry W. Amos Organizer

SOSID: 0594940 Date Filed: 6/29/2001 4:29 PM Effective: _7/1/2001 Elaine F. Marshall North Carolina Secretary of State

ARTICLES OF MERGER

OF

LEXCOM LONG DISTANCE, INC.

INTO

LEXCOM LD ACQUISITION COMPANY, LLC

Pursuant to § 55-11-10(d) and § 57C-9A-22 of the General Statutes of North Carolina, Lexcom LD Acquisition Company, LLC (the “surviving entity”), a limited liability company organized under the law of North Carolina, whose address is 200 North State Street, Lexington, North Carolina 27293, hereby submits these Articles of Merger for the purpose of merging Lexcom Long Distance, Inc. (the “merging entity”), a corporation organized the law of North Carolina, into the surviving entity, whose name will change to “Lexcom Long Distance, LLC”:

I.	The Plan of Merger that was duly approved in the manner prescribed by law by each of the entities participating in the merger is attached as Exhibit A.

II.	Approval of the shareholders of the merging entity was required for the merger, and the Plan of Merger was duly approved by the shareholders of the merging entity as required by Chapter 55 of the General Statutes of North Carolina.

III.	The merger is permitted by the law of each state governing the organization and internal affairs of the entities participating in the merger.

IV.	Each entity that is a party to the merger has complied or shall comply with the applicable laws of the state governing its incorporation or organization and internal affairs.

V.	The merger will become effective at 12:01 o’clock A.M. on July 1, 2001.

This the 26th day of June, 2001.

LEX COM LD Acquisition Company, LLC, whose name will change to LEXCOM Long Distance, LLC, as a result of the Merger

By:	/s/ Richard G. Reese
Richard G. Reese
Manager and Chairman of the Board, President and Chief Executive Officer of LEXCOM TELEPHONE COMPANY, sole member

Exhibit A

PLAN OF MERGER

A. Entities Participating in Merger.

Lexcom Long Distance, Inc. (the “Merging Entity”), a corporation organized under the law of North Carolina, will merge into Lexcom LD Acquisition Company, LLC (the “Surviving Entity”), a limited liability company organized under the law of North Carolina, which will be the surviving entity.

B. Name of Surviving Entity.

After the merger, the Surviving Entity will have the name “Lexcom Long Distance, LLC.”

C. Merger.

The merger of the Merging Entity into the Surviving Entity will be effected pursuant to the terms and conditions of this Plan. Upon the merger’s becoming effective, the existence of the Merging Entity will cease, and the existence of the Surviving Entity will continue. The time when the merger becomes effective is hereinafter referred to as the “Effective Time.”

D. Conversion and Exchange of Ownership Interests.

At the Effective Time, the outstanding ownership interests of the entities participating in the merger will be converted and exchanged as follows:

1. Surviving Entity. The outstanding membership interests of the Surviving Entity will not be converted, exchanged or altered in any manner as a result of the merger and will remain outstanding as interests of the Surviving Entity.

2. Merging Entity. Each outstanding share of common stock of the Merging Entity will be converted and exchanged for a .99% membership interest in the Surviving Entity.

E. Amendments to Articles of Organization.

The Articles of Organization of the Surviving Entity are amended as a result of the merger.

F. Abandonment.

After approval of this Plan and at any time prior to the merger’s becoming effective, the managers of the Surviving Entity may, in their discretion, abandon the merger.

SOSID: 0594940 Date Filed: 12/7/2009 3:10:00 PM Elaine F. Marshall North Carolina Secretary of State C200933700285

State of North Carolina

Department of the Secretary of State

Limited Liability Company

AMENDMENT OF ARTICLES OF ORGANIZATION

Pursuant to §57C-2-22 of the General Statutes of North Carolina, the undersigned limited liability company hereby submits the following Articles of Amendment for the purpose of amending its Articles of Organization.

1.	The name of the limited liability company is: Lexcom Long Distance, LLC

2.	The text of each amendment adopted is as follows (attach additional pages if necessary):

3.	(check either a or b, whichever is applicable)

a      The amendment(s) was (were) duly adopted by the unanimous vote of the organizers of the limited liability company prior to the identification of initial members of the limited liability company.

b   x   ~The amendment(s) was (were) duly adopted by the unanimous vote of the members of the limited liability company or was (were) adopted as otherwise provided in the limited liability company’s Articles of Organization or a written operating agreement.

4. These articles will be effective upon filing, unless a date and/or time is specified:

This the 2nd day of December, 2009.

Lexcom Long Distance, LLC
Name of Limited Liability Company

/s/ John Fletcher
Signature
Windstream Lexcom Communication, Inc. Manager/By
John Fletcher, EVP and Secretary
Type or Print Name and Title

NOTES:

1.	Filing fee is $50. This document must be filed with the Secretary of State.

(Revised. January 2000)		(Form L-17)
CORPORATIONS DIVISION	P. O. BOX 29622	RALEIGH, NC 27626-0622

SOSID: 0594940 Date Filed: 12/7/2009 3:10:00 PM Elaine F. Marshall North Carolina Secretary of State C200933700285

State of North Carolina

Department of the Secretary of State

Limited Liability Company

AMENDMENT OF ARTICLES OF ORGANIZATION

Pursuant to §57C-2-22 of the General Statutes of North Carolina, the undersigned limited liability company hereby submits the following Articles of Amendment for the purpose of amending its Articles of Organization.

10.	The name of the limited liability company is: Lexcom Long Distance, LLC

11.	The text of each amendment adopted is as follows (attach additional pages if necessary):

12.	(Check either a or b, whichever is applicable)

(a)        The amendment(s) was (were) duly adopted by the unanimous vote of the organizers of the limited liability company prior to the identification of initial members of the limited liability company.

(b)   x   The amendment(s) was (were) duly adopted by the unanimous vote of the members of the limited liability company or was (were) adopted as otherwise provided in the limited liability company’s Articles of Organization or a written operating agreement.

13.	These articles will be effective upon filing, unless a date and/or time is specified:

This the 2nd day of December, 2009.

Lexcom Long Distance, LLC
Name of Limited Liability Company

/s/ John Fletcher
Signature
Windstream Lexcom Communication, Inc. Manager by
John Fletcher, EVP and Secretary
Type or Print Name and Title

NOTES:

1.	Filing fee is $50. This document must be filed with the Secretary of State.

(Revised January 2000)		(Form L-17,)
CORPORATIONS DIVISION	P. O. BOX 29622	RALEIGH, NC 27626-0622

AMENDMENT OF ARTICLES OF ORGANIZATION

OF

LEXCOM LONG DISTANCE, LLC

December 1, 2009

Pursuant to §57C-2-22 of the General Statutes of North Carolina, the undersigned limited liability company hereby submits the following Articles of Amendment for the purpose of amending its Articles of Organization.

A:	The name of the limited liability company is: Lexcom Long Distance, LLC.

14.	The following amendment to the Articles of Organization of the liability was duly adopted by the sole member of the limited liability company on December 1, 2009, in the manner prescribed by Chapter 57C of the North Carolina General Statutes:

Paragraph 1 of the Articles of Organization of the limited liability company is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

1.	The name of the limited liability company is: Windstream Lexcom Long Distance, LLC.

15.	These Articles of Amendment will be effective upon filing.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment of Articles of Organization as of the day and year first written above.

LEXCOM LONG DISTANCE, LLC
Windstream Lexcom Communication, Inc. Manager by

By:	/s/ John Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President, General Counsel and Secretary